Exhibit 10.1

GUARANTEE

WHEREAS, CGAS Properties, L.P., a Delaware limited partnership (“Seller”) and Utica Gas Services, L.L.C., an Oklahoma limited liability company (“Purchaser”) are parties to the Membership Interest Purchase Agreement, dated as of April 2, 2015 (the “Purchase Agreement”);

WHEREAS, pursuant to the terms of the Purchase Agreement, it is a closing condition of Seller, that Purchaser deliver, or cause to be delivered, to Seller the guaranty of Williams Partners L.P. (“Guarantor”) substantially in the form hereof.

NOW, THEREFORE, in satisfaction of the foregoing condition and to induce Seller to consummate the transactions contemplated by the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees in favor of Seller as follows:

1.          Guarantee.  For the value received Guarantor unconditionally and irrevocably guarantees to Seller, its successors, endorsees and assigns, the prompt payment and performance when due of all present and future obligations of all kinds of Purchaser to Seller, whether due or to become due, secured or unsecured, absolute or contingent, joint or several, pursuant to the Purchase Agreement (the “Obligations”). For greater certainty, Obligations shall not include consequential, exemplary, punitive or other tort damages or losses, including lost profits, unless such damages or losses, are recoverable by Seller under the terms of the Purchase Agreement.  Notwithstanding anything to the contrary herein (i) the liability of Guarantor under this Guarantee and Seller’s right of recovery hereunder is limited to (A) a total aggregate amount of the “Adjusted Purchase Price” as defined in the Purchase Agreement during the period beginning on the date hereof and ending April 2, 2017 and (B) $50,000,000 during the period beginning on April 3, 2017 and ending April 2, 2018 (the “Guarantee Cap”) and (ii) this Guarantee shall expire on April 2, 2018, except to the extent of any claims made in writing to Purchaser by Seller under Purchase Agreement prior to such date.  Notwithstanding anything contained herein to the contrary, this Guarantee shall terminate and be of no further force and effect in the event the Purchase Agreement is terminated pursuant to Section 8.1 of the Purchase Agreement.

2.          Nature of Guarantee.  Guarantor reserves the right to assert defenses which Purchaser may have to payment of any Obligation other than defenses arising from the bankruptcy or insolvency of Purchaser and other defenses expressly waived hereby.

3.          Consents, Waivers and Renewals.  Guarantor agrees that Seller and Purchaser may, with the prior written consent of Guarantor, which shall not be unreasonably delayed, mutually agree to modify the Obligations or any agreement between Seller and Purchaser, without in any way impairing or affecting this Guarantee.  Guarantor agrees that Seller may resort to Guarantor for payment of any of the Obligations, whether or not Seller shall have resorted to any collateral security or shall have proceeded against any other obligor principally or secondarily obligated with respect to any of the Obligations.  Guarantor hereby waives notice of acceptance of this Guarantee, and presentment, protest and notice of protest or dishonor of any of the obligations hereby guaranteed.

1

4.          Subrogation.  Upon the earlier of payment of all the Obligations owing to Seller or the Guarantee Cap, Guarantor shall be subrogated to the rights of Seller against Purchaser, and Seller agrees to take, at Guarantor’s expense, such steps as Guarantor may reasonably request to implement such subrogation.

5.          Representations and Warranties.  As of the date of this Guarantee, except as would not have a material adverse effect on Guarantor’s ability to perform under this Guarantee, Guarantor hereby represents and warrants to Purchaser as follows:

a.	Guarantor is an entity duly formed, validly existing and in good standing under the laws of the state of its formation;

b.	The execution, delivery and performance by Guarantor of this Guarantee are within Guarantor’s partnership powers, have been duly authorized by all necessary partnership action and do not contravene Guarantor’s Certificate of Formation or Amended and Restated Agreement of Limited Partnership or any applicable law or material contract binding on guarantor in a manner that would impact Guarantor’s obligations hereunder or Seller’s enforcement hereof; and

c.	This Guarantee is the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws or equitable principles relating to or limiting creditor’s rights generally; and

d.	This Guarantee may be reasonably expected to benefit, directly or indirectly, Guarantor.

6.           Notices. Any notice or other communication given hereunder by either Guarantor or Seller to the other shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested, or by facsimile, or by scanned document transmitted by email (with written confirmation of delivery), as follows:

a.	if to Guarantor:

Williams Partners L.P.

One Williams Center, MD 50-4

Tulsa, OK  74172

Attention: Credit Manager

Facsimile: 918-732-0235

b.	if to Seller:

2

CGAS Properties, L.P.

c/o EV Energy Partners, L.P.

1001 Fannin, Suite 800

Houston, Texas 77002

Attn: Michael E. Mercer, President and Chief Executive Officer

Email: mmercer@EVEnergyPartners.com

7.          Assignment and Transfer.  This Guarantee shall be binding upon Guarantor and Guarantor’s legal representatives, successors and assigns and shall inure to the benefit of and be enforceable by Seller, its successors and the permitted assigns of Seller’s rights (in whole or in part) under the Purchase Agreement.

8.          Termination, Governing Law.  This Guarantee, which is binding on Guarantor’s successors and assigns, is a guarantee of payment and not of collection. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS BETWEEN RESIDENTS OF DELAWARE THAT ARE TO BE WHOLLY PERFORMED WITHIN SUCH STATE.  SELLER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS OF THE STATE OF DELAWARE IN THE COUNTY OF NEW CASTLE FOR THE PURPOSES OF RESOLVING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED IN ANY WAY TO THIS GUARANTEE AND IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE JURISDICTION OF ANY SUCH COURTS AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING IN ANY SUCH COURTS, ANY OBJECTION TO VENUE WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF THE PLACE OF RESIDENCE OR DOMICILE OF ANY PARTY THERETO.  SELLER AND GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY CLAIM ARISING OUT OF OR RELATED TO THIS GUARANTEE.

9.          Entire Agreement. This Guarantee constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes and replaces all prior agreements and/or understandings (whether written or oral), including, without limitation, all prior guarantee agreements given by Guarantor to Seller.

[Signatures on Next Page]

3

GUARANTOR

Williams Partners L.P.
By: WPZ GP LLC, its general partner

By:	/s/ Alan S. Armstrong
Name: Alan S. Armstrong
Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED:

CGAS PROPERTIES, L.P.
By: EVCG GP, LLC, its general partner

By:	/s/ Michael E. Mercer
Name: Michael E. Mercer
Title: President and Chief Executive Officer

[Signature Page to WPZ Guarantee]